Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Q4 net revenue of $188.7 million, at the high end of guidance

Q4 GAAP gross margin of 34.8%; non-GAAP gross margin of 35.0%

877,000 paid subscribers; Q4 service revenue growth of 27.7% year over year

Cash and short-term investments increased $55.6 million sequentially

SAN JOSE, California – February 7, 2024 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the fourth quarter and full year ended December 31, 2023.

•
Fourth quarter 2023 net revenue of $188.7 million, a decrease of 24.3% from the comparable prior-year quarter.
•
Fourth quarter 2023 GAAP operating loss of $2.9 million, or (1.5)% of net revenue, as compared to operating loss of $12.2 million, or (4.9)% of net revenue, in the comparable prior-year quarter.
◦
Fourth quarter 2023 non-GAAP operating income of $2.7 million, or 1.4% of net revenue, as compared to non-GAAP operating loss of $3.9 million, or (1.6)% of net revenue, in the comparable prior-year quarter.
•
Fourth quarter 2023 GAAP net loss per diluted share of $0.06, as compared to net loss per diluted share of $0.21 in the comparable prior-year quarter.
◦
Fourth quarter 2023 non-GAAP net income per diluted share of $0.09, as compared to non-GAAP net loss per diluted share of $0.03 in the comparable prior-year quarter.
•
Fiscal 2023 net revenue of $740.8 million, a decrease of 20.6% from the prior year.
•
Fiscal 2023 GAAP operating loss of $33.3 million, or (4.5)% of net revenue, as compared to operating loss of $82.9 million, or (8.9)% of net revenue, in the prior year.
◦
Fiscal 2023 non-GAAP operating loss of $9.9 million, or (1.3)% of net revenue, as compared to non-GAAP operating loss of $15.6 million, or (1.7)% of net revenue, in the prior year.
•
Fiscal 2023 GAAP net loss per diluted share of $3.57, as compared to net loss per diluted share of $2.38 in the prior year.
◦
Fiscal 2023 non-GAAP net loss per diluted share of $0.03, as compared to non-GAAP net loss per diluted share of $0.29 in the prior year.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Bryan Murray, Chief Financial Officer of NETGEAR, commented, “I’m pleased with our fourth quarter results where NETGEAR delivered revenue and operating margin near the high end of our updated guidance. Thanks to the strong market reception of our leading WiFi 7 products, stabilization of our SMB business and our continued disciplined expense management, this quarter demonstrates the progress in our core long-term growth and profitability strategy. Despite a more promotional environment in the U.S. retail networking market, our premium CHP products remain resilient and once again outperformed the market, growing double digits sequentially and more than 30% year over year. Spurred by the success of our recently released Orbi 97x WiFi 7 mesh system, our premium products increased to approximately 25% of our CHP retail business. In addition to the solid performance of our products, we were able to exceed our paid subscriber target for the year, ending the fourth quarter with 877,000 paid subscribers and service revenue of over $11 million in Q4.”

Mr. Murray continued, “Although channel inventory compression constrained the topline across both our CHP and SMB businesses during the year, the strong contribution of our premium products powered us to equal our highest annual gross margin performance since 2007. As we progress through the WiFi 7 upgrade cycle, we believe our CHP product mix will continue to shift towards our higher-margin products. While channel inventory compression will continue to constrain SMB growth in the next few quarters, we are confident in the business’ ability to generate long-term revenue and margin expansion for NETGEAR.”

Mr. Murray added, “We continued to make progress in reducing our own inventory levels in the fourth quarter, which helped us generate meaningful cash once again. I’m pleased to report that we grew our cash and short-term investments by over $55 million during the quarter. We expect to continue to generate meaningful cash in the first quarter of 2024 as we continue to optimize our inventory levels.”

Business Outlook

Mr. Murray continued, “We expect the retail portion of our CHP business to experience a seasonal decline coming off the holiday period. Revenue from the service provider channel is expected to be approximately $25 million in the first quarter. As interest rates remain high, we will continue to work with our SMB channel partners to optimize their inventory carrying levels during the next few quarters. Accordingly, we expect first quarter net revenue to be in the range of $155 million to $170 million. As we continue to make meaningful progress in reducing our own inventory levels, we will be consuming higher cost inventory. We expect we will be back to our historically normal inventory costs in the second half of this year. Accordingly, we expect our first quarter GAAP operating margin to be in the range of (11.4)% to (8.4)%, and non-GAAP operating margin to be in the range of (8.5)% to (5.5)%. Our GAAP tax expense is expected to be in the range of $6.5 million to $7.5 million, and our non-GAAP tax benefit is expected to be in the range of $0.0 to $1.0 million for the first quarter of 2024. We expect to continue to generate meaningful cash in the first quarter of 2024.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	March 31, 2024
(In millions, except for percentage data)	Operating Margin Rate	Tax Expense (Benefit)

GAAP	(11.4)% - (8.4)%	$6.5 - $7.5
Estimated adjustments for[1]:
Stock-based compensation expense	2.9%	-
Non-GAAP tax adjustments	-	$(7.5)
Non-GAAP	(8.5)% - (5.5)%	$(1.0)-$0.0

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the fourth quarter and full year results and discuss management's expectations for the first quarter of 2024 today, Wednesday, February 7, 2024 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6392. The international dial-in number for the live audio call is (929) 203-0899. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2024 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin, gross margin, continued profitability and cash generation; expectations regarding continuing market demand for the NETGEAR’s products and services, including SMB and premium CHP products and subscription services, and NETGEAR’s ability to respond to this demand; NETGEAR’s strategic shift to focusing on the premium, higher-margin segments of the market and growing service revenue; expectations regarding the mix of NETGEAR’s premium, higher margin products and services; expectations regarding inventory management, inventory levels and inventory costs and its impact to long term revenue, margin expansion and cash generation; expectations regarding expected tax rates or tax expenses; expectations regarding seasonal shifts in market demand; and expectations regarding NETGEAR's subscription services, paid subscriber base growth and service revenue. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products and services may be lower than anticipated; NETGEAR’s shift in focus to premium products at the expense of lower end products may not prove to be successful; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base and service revenue; product performance may be adversely affected by real world operating conditions; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully manage channel inventory levels; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources, including potential repurchases of NETGEAR’s common stock; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors" in NETGEAR’s quarterly report on Form 10-Q for the fiscal quarter ended October 1, 2023, filed with the Securities and Exchange Commission on November 3, 2023. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, goodwill impairment, intangibles impairment, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, gain on litigation settlements, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: goodwill impairment, intangibles impairment, restructuring and other charges, litigation reserves, net, gain on litigation settlements, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income (loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures, as well as adjustments for valuation allowances on deferred tax assets, provides our management and users of the financial statements with better clarity regarding both current period performance and the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis, as well as adjustments for valuation allowances on deferred tax assets. The tax valuation allowance is a non-cash adjustment primarily reflecting our expectations of, and assumptions as to, future operating results and applicable tax laws, that are not directly attributable to the current quarter’s operating performance. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items. Included in the non-GAAP tax adjustments for the three and twelve months ended December 31, 2023 are adjustments to tax expense (benefit) related to differences between our prior forecasts and actual results for the twelve months ended. In addition, included in the non-GAAP tax adjustments for the twelve months ended December 31, 2023 are adjustments to tax expenses (benefit) related to the effects of a valuation allowance computed in accordance with GAAP.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$176,717	$146,500
Short-term investments	106,931	80,925
Accounts receivable, net	185,059	277,485
Inventories	248,851	299,614
Prepaid expenses and other current assets	30,421	29,767
Total current assets	747,979	834,291
Property and equipment, net	8,273	9,225
Operating lease right-of-use assets	37,285	40,868
Intangibles, net	—	1,329
Goodwill	36,279	36,279
Other non-current assets	17,326	97,793
Total assets	$847,142	$1,019,785

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,850	$85,550
Accrued employee compensation	21,286	24,132
Other accrued liabilities	168,084	213,476
Deferred revenue	27,091	21,128
Income taxes payable	1,037	1,685
Total current liabilities	264,348	345,971
Non-current income taxes payable	12,695	14,972
Non-current operating lease liabilities	29,698	34,085
Other non-current liabilities	4,906	3,902
Total liabilities	311,647	398,930
Stockholders’ equity:
Common stock	30	29
Additional paid-in capital	967,651	946,123
Accumulated other comprehensive income (loss)	136	(535)
Accumulated deficit	(432,322)	(324,762)
Total stockholders’ equity	535,495	620,855
Total liabilities and stockholders’ equity	$847,142	$1,019,785

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net revenue	$188,674	$197,845	$249,103	$740,840	$932,472
Cost of revenue	123,038	128,911	187,407	491,588	681,923
Gross profit	65,636	68,934	61,696	249,252	250,549
Gross margin	34.8%	34.8%	24.8%	33.6%	26.9%
Operating expenses:
Research and development	19,592	20,738	20,250	83,295	88,443
Sales and marketing	30,552	30,865	35,340	127,778	139,675
General and administrative	17,107	16,364	14,618	66,243	56,316
Goodwill impairment	—	—	—	—	44,442
Intangibles impairment	—	1,071	—	1,071	—
Other operating expenses, net	1,259	544	3,666	4,140	4,597
Total operating expenses	68,510	69,582	73,874	282,527	333,473
Loss from operations	(2,874)	(648)	(12,178)	(33,275)	(82,924)
Operating margin	(1.5)%	(0.3)%	(4.9)%	(4.5)%	(8.9)%
Other income (expenses), net	2,454	2,280	2,066	14,139	902
Income (loss) before income taxes	(420)	1,632	(10,112)	(19,136)	(82,022)
Provision for (benefit from) income taxes	1,249	86,431	(4,068)	85,631	(13,035)
Net loss	$(1,669)	$(84,799)	$(6,044)	$(104,767)	$(68,987)

Net loss per share:
Basic	$(0.06)	$(2.87)	$(0.21)	$(3.57)	$(2.38)
Diluted	$(0.06)	$(2.87)	$(0.21)	$(3.57)	$(2.38)

Weighted average shares used to compute net income (loss) per share:
Basic	29,623	29,524	28,959	29,355	29,007
Diluted	29,623	29,524	28,959	29,355	29,007

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net loss	$(104,767)	$(68,987)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,161	10,070
Stock-based compensation	17,938	17,734
Gain/loss on investments, net	(3,226)	(87)
Goodwill impairment	—	44,442
Intangibles impairment	1,071	—
Deferred income taxes	82,319	(21,842)
Provision for excess and obsolete inventory	3,168	3,657
Changes in assets and liabilities:
Accounts receivable, net	92,425	(16,327)
Inventories	47,595	12,396
Prepaid expenses and other assets	(3,189)	5,696
Accounts payable	(38,947)	11,857
Accrued employee compensation	(2,846)	(572)
Other accrued liabilities	(45,893)	(13,332)
Deferred revenue	6,969	5,425
Income taxes payable	(2,925)	(3,862)
Net cash provided by (used in) operating activities	56,853	(13,732)
Cash flows from investing activities:
Purchases of short-term investments	(135,920)	(153,577)
Proceeds from maturities of short-term investments	115,006	80,417
Purchases of property and equipment	(5,799)	(5,757)
Purchases of long-term investments	(720)	(600)
Net cash used in investing activities	(27,433)	(79,517)
Cash flows from financing activities:
Repurchases of common stock	—	(24,377)
Restricted stock unit withholdings	(2,793)	(4,807)
Proceeds from exercise of stock options	—	743
Proceeds from issuance of common stock under employee stock purchase plan	3,590	4,418
Net cash provided by (used in) financing activities	797	(24,023)
Net increase (decrease) in cash and cash equivalents	30,217	(117,272)
Cash and cash equivalents, at beginning of period	146,500	263,772
Cash and cash equivalents, at end of period	$176,717	$146,500

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022

GAAP gross profit	$65,636	$68,934	$61,696	$249,252	$250,549
GAAP gross margin	34.8%	34.8%	24.8%	33.6%	26.9%
Amortization of intangibles	—	—	128	257	514
Stock-based compensation expense	358	354	326	1,405	1,353
Non-GAAP gross profit	$65,994	$69,288	$62,150	$250,914	$252,416
Non-GAAP gross margin	35.0%	35.0%	24.9%	33.9%	27.1%

GAAP research and development	$19,592	$20,738	$20,250	$83,295	$88,443
Stock-based compensation expense	(885)	(841)	(1,027)	(3,935)	(4,177)
Non-GAAP research and development	$18,707	$19,897	$19,223	$79,360	$84,266

GAAP sales and marketing	$30,552	$30,865	$35,340	$127,778	$139,675
Stock-based compensation expense	(1,237)	(1,271)	(1,328)	(5,336)	(5,603)
Non-GAAP sales and marketing	$29,315	$29,594	$34,012	$122,442	$134,072

GAAP general and administrative	$17,107	$16,364	$14,618	$66,243	$56,316
Stock-based compensation expense	(1,821)	(1,819)	(1,787)	(7,262)	(6,601)
Non-GAAP general and administrative	$15,286	$14,545	$12,831	$58,981	$49,715

GAAP other operating expenses, net	$1,259	$544	$3,666	$4,140	$4,597
Restructuring and other charges	(1,259)	(366)	(3,666)	(3,962)	(4,577)
Litigation reserves, net	—	(178)	—	(178)	(20)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022

GAAP total operating expenses	$68,510	$69,582	$73,874	$282,527	$333,473
Stock-based compensation expense	(3,943)	(3,931)	(4,142)	(16,533)	(16,381)
Goodwill impairment	—	—	—	—	(44,442)
Intangibles impairment	—	(1,071)	—	(1,071)	—
Restructuring and other charges	(1,259)	(366)	(3,666)	(3,962)	(4,577)
Litigation reserves, net	—	(178)	—	(178)	(20)
Non-GAAP total operating expenses	$63,308	$64,036	$66,066	$260,783	$268,053

GAAP operating loss	$(2,874)	$(648)	$(12,178)	$(33,275)	$(82,924)
GAAP operating margin	(1.5)%	(0.3)%	(4.9)%	(4.5)%	(8.9)%
Amortization of intangibles	—	—	128	257	514
Stock-based compensation expense	4,301	4,285	4,468	17,938	17,734
Goodwill impairment	—	—	—	—	44,442
Intangibles impairment	—	1,071	—	1,071	—
Restructuring and other charges	1,259	366	3,666	3,962	4,577
Litigation reserves, net	—	178	—	178	20
Non-GAAP operating income (loss)	$2,686	$5,252	$(3,916)	$(9,869)	$(15,637)
Non-GAAP operating margin	1.4%	2.7%	(1.6)%	(1.3)%	(1.7)%

GAAP other income (expenses), net	$2,454	$2,280	$2,066	$14,139	$902
Gain/loss on investments, net	(8)	(14)	20	8	271
Gain on litigation settlements	—	—	—	(6,000)	—
Non-GAAP other income (expenses), net	$2,446	$2,266	$2,086	$8,147	$1,173

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022

GAAP net loss	$(1,669)	$(84,799)	$(6,044)	$(104,767)	$(68,987)
Amortization of intangibles	—	—	128	257	514
Stock-based compensation expense	4,301	4,285	4,468	17,938	17,734
Goodwill impairment	—	—	—	—	44,442
Intangibles impairment	—	1,071	—	1,071	—
Restructuring and other charges	1,259	366	3,666	3,962	4,577
Litigation reserves, net	—	178	—	178	20
Gain/loss on investments, net	(8)	(14)	20	8	271
Gain on litigation settlements	—	—	—	(6,000)	—
Non-GAAP tax adjustments	(1,138)	85,781	(3,109)	86,586	(7,085)
Non-GAAP net income (loss)	$2,745	$6,868	$(871)	$(767)	$(8,514)

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net loss per diluted share	$(0.06)	$(2.87)	$(0.21)	$(3.57)	$(2.38)
Amortization of intangibles	—	—	—	0.01	0.02
Stock-based compensation expense	0.14	0.14	0.15	0.61	0.61
Goodwill impairment	—	—	—	—	1.53
Intangibles impairment	—	0.04	—	0.04	—
Restructuring and other charges	0.04	0.01	0.13	0.13	0.16
Litigation reserves, net	—	0.01	—	0.01	—
Gain/loss on investments, net	—	—	—	—	0.01
Gain on litigation settlements	—	—	—	(0.20)	—
Non-GAAP tax adjustments	(0.03)	2.90	(0.10)	2.94	(0.24)
Non-GAAP net income (loss) per diluted share	$0.09	$0.23	$(0.03)	$(0.03)	$(0.29)

Shares used in computing GAAP net loss per diluted share	29,623	29,524	28,959	29,355	29,007
Shares used in computing non-GAAP net income (loss) per diluted share	29,683	29,581	28,959	29,355	29,007

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	December 31, 2023	October 1, 2023	July 2, 2023	April 2, 2023	December 31, 2022

Cash, cash equivalents and short-term investments	$283,648	$228,045	$202,836	$239,210	$227,425
Cash, cash equivalents and short-term investments per diluted share	$9.56	$7.71	$6.92	$8.24	$7.85

Accounts receivable, net	$185,059	$200,900	$179,496	$192,540	$277,485
Days sales outstanding (DSO)	89	92	94	98	100

Inventories	$248,851	$280,918	$324,483	$337,187	$299,614
Ending inventory turns	2.0	1.8	1.5	1.4	2.5

Weeks of channel inventory:
U.S. retail channel	10.8	11.8	12.0	12.7	10.4
U.S. distribution channel	7.9	5.8	5.1	4.4	5.2
EMEA distribution channel	6.4	7.4	6.9	8.5	8.7
APAC distribution channel	10.0	13.1	12.4	14.0	18.5

Deferred revenue (current and non-current)	$31,994	$29,796	$27,689	$26,634	$25,025

Headcount	635	644	653	702	691
Non-GAAP diluted shares	29,683	29,581	29,319	29,040	28,959

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2023		October 1, 2023		December 31, 2022		December 31, 2023		December 31, 2022

Americas	$124,798	66%	$141,018	71%	$159,175	64%	$504,349	68%	$617,211	66%
EMEA	37,899	20%	35,684	18%	52,715	21%	148,922	20%	179,358	19%
APAC	25,977	14%	21,143	11%	37,213	15%	87,569	12%	135,903	15%
Total	$188,674	100%	$197,845	100%	$249,103	100%	$740,840	100%	$932,472	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Connected Home	$118,378	$127,335	$149,036	$446,865	$558,823
SMB	70,296	70,510	100,067	293,975	373,649
Total net revenue	$188,674	$197,845	$249,103	$740,840	$932,472

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Connected Home	$27,313	$32,403	$55,787	$98,659	$148,331
SMB	152	219	719	579	4,234
Total service provider net revenue	$27,465	$32,622	$56,506	$99,238	$152,565